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                                                                 Exhibit 10.37


                                                [Date]


CONFIDENTIAL
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[Name]
[Address]


Dear _______________:


Re:   INDEMNIFICATION
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This will confirm that W. R. Grace & Co. ("Grace") will defend and indemnify you in accordance with the provisions of Article VI of its by-laws in connection with the pending Miami District Office of the SEC investigation.

Pursuant to this agreement, Grace will pay promptly upon request the reasonable expenses, including attorneys' fees, incurred by you or on your behalf in the defense of the investigation through its final conclusion. In the event that it is finally, judicially determined pursuant to the provisions of the Delaware General Corporation Law that you are not entitled to indemnification, you agree to repay the amounts advanced by Grace on your behalf.

You shall, during the period in which Grace is providing you with a defense in accordance with the provisions of this letter, fully cooperate in the defense of the investigation. Grace, in turn, will fully cooperate with you.

This undertaking by Grace does not constitute an acknowledgment or agreement by Grace that your conduct was within or outside the scope of your duties as an officer and/or director of Grace or that the conduct in the performance of your duties was not wrongful.

No provision of this letter may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing and signed by you and an authorized representative of Grace. The terms of this letter shall be governed by the laws of the State of Delaware. This agreement shall be in addition to and shall not modify or supersede any arrangements or undertakings that you may have with Grace relating to any other matter, including, without limitation, any arrangements or understanding concerning any other lawsuit or claim.

By signing the acknowledgment appearing at the end of this letter, you confirm that this letter is in accordance with your understanding of how you and Grace will proceed in connection with the defense of the investigation. Please sign and date the enclosed copy of this letter and have your signature witnessed as provided below, and return the fully signed copy of this letter to me. You should also keep a fully signed copy of this letter for your file. Please do not hesitate to contact either me or Bob Lamm if you have any questions or comments concerning this matter.


                                        Sincerely,



Enclosure


cc:     R. B. Lamm
        R. S. Strange
        M. Wolinsky


AGREED AND ACCEPTED


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Dated:
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WITNESS:


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Dated:
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